8(g) Form of Administrative Services Agreement between Intramerica Life Insurance Company and Allstate Insurance Company


                        ADMINISTRATIVE SERVICES AGREEMENT

                  This Administrative Services Agreement ("Agreement") is made effective as of 12:01 a.m. Eastern Standard Time, on the 1st day of July, 1999
("Effective Date") by and between Allstate Insurance Company, an Illinois insurance company ("Allstate"), and Intramerica Life Insurance Company, a New York insurance company ("ILIC").
                  WHEREAS, ILIC is an indirect subsidiary of Allstate; and WHEREAS, Allstate has extensive experience in the operation of the life insurance  business; and
                  WHEREAS, ILIC desires Allstate to provide services to ILIC (collectively, the "services") and desires further to make use in its day-to-day operations of certain property, equipment and facilities (collectively, the "facilities") of Allstate as ILIC may request with respect to the services; and
                  WHEREAS, Allstate and ILIC contemplate that such an agreement for services will achieve certain operating economies and improve services to the benefit of both of the companies; and
                  WHEREAS, Allstate and ILIC wish to assure that all charges for services and the use of facilities incurred hereunder are reasonable and in accordance with all applicable legal requirements, including New York Insurance Department Regulation No. 33, and to the extent practicable reflect actual costs and are arrived at in a fair and equitable manner, and that estimated costs, whenever used, are adjusted periodically, to bring them into alignment with actual costs; and
                  WHEREAS, Allstate and ILIC wish to identify the services to be rendered to ILIC by Allstate and the facilities to be used by ILIC, and to provide a method of fixing bases for determining the charges to be made to ILIC;
                  NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Allstate and ILIC agree as follows:

            PERFORMANCE OF SERVICES AND USE OF FACILITIES. Subject to
                  ---------------------------------------------
the terms, conditions and limitations of this Agreement, Allstate agrees to the extent requested by ILIC to perform diligently and in a professional manner such services as set forth in this Agreement as ILIC determines to be reasonably necessary in the conduct of its insurance operations.
                  Subject to the terms, conditions and limitations of this Agreement, Allstate agrees to the extent requested by ILIC to make available to ILIC such of its facilities as ILIC may determine to be reasonably necessary in the conduct of the portion of its insurance operations specified herein, including data processing equipment, business property (whether owned or leased) and communications equipment.
                  Allstate agrees at all times to maintain sufficient facilities and trained personnel of the kind necessary to perform this Agreement.

                                         CAPACITY OF PERSONNEL AND STATUS OF
                  FACILITIES. Whenever Allstate utilizes its personnel to perform services for ILIC pursuant to this Agreement, such personnel shall at all times remain employees of Allstate subject solely to its direction and control, and Allstate shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations.
                                    No facility of Allstate  used in  performing
                  services for or subject to use by ILIC shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

                                            EXERCISE OF JUDGMENT IN RENDERING
                  SERVICES. In providing any services hereunder which require the exercise of judgment by Allstate, Allstate shall perform any such service in accordance with any standards and guidelines ILIC develops and communicates to Allstate. In performing any services hereunder, Allstate shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of ILIC.
                                    CONTROL.  The  performance  of  services  by
                  Allstate for ILIC pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Allstate or ILIC by their respective Boards of Directors. Allstate shall act hereunder so as to assure the separate operating identity of ILIC.


                           SERVICES.

The performance of Allstate under this Agreement with respect to the business and operation of ILIC shall at all times be subject to the direction and control of the Board of Directors of ILIC. In providing services with respect to this Agreement, Allstate agrees that any and all personal contact or communication, both oral and written, with ILIC's policyholders, insureds, beneficiaries and applicants will be done in the name of and on behalf of ILIC. No mention of Allstate will be made in any such personal contact or communication with ILIC's policyholders, insureds, beneficiaries or applicants. Allstate agrees to use ILIC's letterhead for all such written communication. Allstate further agrees that if any of its employees who have direct contact with ILIC's policyholders, insureds, beneficiaries or applicants perform such services from a location outside the State of New York, Allstate will establish and maintain a toll free 800 telephone number for use by ILIC's policyholders, insureds, beneficiaries and applicants.

                  Subject to the foregoing and to the terms, conditions and limitations of this Agreement, Allstate shall provide to ILIC, at ILIC's request, insurance-related services typically performed by a life insurance company with respect to individual and group life insurance and annuity products, including the services set forth below with respect to the business of ILIC.
                                    ACCOUNTING,   DATA   PROCESSING,   TAX   AND
                  AUDITING. Allstate shall process all accounting functions and update all accounting records of ILIC (including, but not limited to, the general ledger, investment ledger, journals, cash book, subsidiary ledgers, and all worksheets supporting annual, quarterly and other statements and reports filed with or submitted to supervising and regulatory authorities). Allstate shall process daily transfers to the appropriate accounts and shall update ILIC's investment and general ledger accounting systems. Allstate shall also provide such assistance as may be required with respect to tax and auditing services. Such auditing services shall include not only review of financial records but may also include review of specific functions and activities in order to ensure compliance with ILIC's established policies. This auditing provision shall not apply to ILIC's audit of Allstate's services pursuant to this Agreement.

                  Allstate shall provide ILIC's home office in Farmingville, New York computer access to the electronic system that generates the electronic records with respect to ILIC's business. Computer access to the electronic data media used to maintain ILIC's accounting records shall be readily available, easily accessible, and in a readable format during all normal business hours. Allstate shall maintain format integrity and compatibility of the electronic records to ensure such records which constitute ILIC's accounting records are current and accessible.
                  In addition to providing the above described access to ILIC's accounting records, Allstate personnel shall forward acceptable backup (hard copy or another durable medium as long as the means to access the durable medium is also maintained at the home office of ILIC) on a monthly basis. Backup of ILIC's accounting records shall be made on a regular basis from the accounting client server system. A copy will be archived.
                  If the electronic system being used to maintain the records which comprise ILIC's accounting records is to be replaced by a system incompatible with the existing system, Allstate shall ensure that all pre-existing records are accessible with the new system.
                  FUNCTIONAL SUPPORT SERVICES. Allstate, when requested by ILIC, shall provide functional support services including but not limited to: (i) actuarial services, including rate and profit share analysis, product research and development, counseling on reserving requirements, work required for or in support of rate and/or form submissions, actuarial certifications and advice with respect to reinsurance, (ii) services associated with the establishment, maintenance, registration with appropriate government agencies, and administration of separate accounts, including unit pricing of the separate accounts, (iii) services associated with the generation and mailing of Form 1099, (iv) services in support of ERISA, 403(b) and 401(k) plans, (v) services in connection with the management of bank accounts, (vi) telecommunications services and electronic data processing services, facilities and integration, including software programming and documentation and hardware utilization, (vii) legal services, including representation of ILIC in the prosecution or defense of actions and in the negotiation and preparation of contracts and other documents, product development and drafting and filing of policies and forms, governmental relations and advising on regulatory compliance and rendering opinions on various legal matters, (viii) purchasing, (ix) printing, forms management, distribution, mailings and bulk handling, (x) human resource and employee relations services, including payroll processing, employee benefit plan design and administration, compensation design and administration, and recruiting of personnel other than agents, (xi) reinsurance administration services, and (xii) other corporate services including but not limited to escheat processing, property and casualty insurance evaluation and procurement, office design services, lease negotiation, library, conference and travel, and purchasing.
                  POLICYHOLDER SERVICE. Allstate, when requested by ILIC, shall provide policyholder services including but not limited to activities involving personal contact or communication with a policyholder or beneficiary, activities relating to policy loan applications and payments, surrender requests including computation of benefits payable, policy conversions, beneficiary changes, policy changes, requests for general information, preparation and mailing of disbursements, preparation and mailing of periodic reports and statements, dividend computations, premium payments, policy lapses, expires, nonforfeitures, reinstatements, consumer complaints and other related policyholder services.
         In addition, when requested by ILIC, Allstate shall provide advice on unique or complex policyholder services issues with respect to insurance products transacted by ILIC.

                  COLLECTION SERVICES. With regard to the collection of premiums, deposits and other remittances from policyholders (including payments of principal or interest on contract loans) and from any collection facility, including intermediaries and other persons or institutions that receive remittances with respect to the business of ILIC, ILIC shall either perform these services on its own behalf or shall establish a lock-box bank arrangement in its name for the deposit of amounts collected. If a lock-box arrangement is used, ILIC employees or officers shall direct the disbursement of funds from the lock-box arrangement.
                  UNDERWRITING AND ISSUE SUPPORT. Allstate, when requested by ILIC, shall provide underwriting functions and services including, but not limited to, product design, preparation and filing of prospectuses, compliance, issuance of quotes and proposals, review of applications for policies and advice with respect to underwriting, review of rates, advice regarding issuance of policies, coverage booklets and amendments, advice with respect to agent compensation and other related services.
         With respect to any underwriting services that are provided to ILIC by Allstate pursuant to this Agreement, it is understood that: (i) Allstate shall provide such services in accordance with the underwriting guidelines and procedures of ILIC; and (ii) ILIC shall retain all final underwriting authority.

                  CLAIMS ASSISTANCE. Allstate, when requested by ILIC, shall assist ILIC by processing, examining and investigating claims. In addition, when requested by ILIC, Allstate shall provide advice to ILIC concerning ILIC's claims. It is understood that: (i) Allstate shall provide such services in accordance with the claims guidelines and procedures of ILIC; and (ii) ILIC shall retain final approval authority for all claims. In performing claims services for ILIC pursuant to this Agreement, Allstate shall obtain and maintain all necessary licenses and permits required in order to comply with applicable laws and regulations.
                  PUBLIC RELATIONS, ADVERTISING, SALES AND MARKETING PROMOTIONAL SERVICES. Allstate, when requested by ILIC, shall provide marketing assistance and services, including sales aids, rate guides, sales brochures, solicitation materials and such other promotional materials, information, assistance and advice as shall assist the sales, public relations and advertising efforts of ILIC, as well as services in connection with and in support of broker and distributor licensing and appointing, contracts and compensation. In addition, when requested by ILIC, Allstate shall provide to ILIC advice with respect to issues regarding public relations, advertising, sales and marketing. All advertising, sales and marketing material utilized by or on behalf of ILIC shall be subject to the prior approval of ILIC and ILIC shall maintain files of all such material in accordance with New York Insurance Department Regulation 34 and Regulation 34A.

                           CHARGES.

ILIC agrees to reimburse Allstate for services and facilities provided by Allstate to ILIC pursuant to this Agreement. The charge to ILIC for such services and facilities shall be at cost. Cost shall mean Allstate's actual costs and expenses fairly attributable to this Agreement, and shall include salaries and benefits, space rental and other overhead expenses, electricity, heat, water, building maintenance services, furniture and other office equipment, supplies and special equipment such as reference libraries, electronic data processing equipment and the like.

                  Subject to New York Insurance Department Regulation 33, the bases for determining such charges to ILIC shall be those used by Allstate for internal cost distribution including, where appropriate, unit costs or time records prepared at least annually for this purpose.
                  Cost analyses will be made at least annually by Allstate to determine, as closely as possible, the actual cost of services rendered and facilities made available to ILIC hereunder. Allstate shall forward to ILIC the information developed by these analyses, and such information shall be used to develop bases for the distribution of expenses which more currently reflect the actual incidence of costs incurred by Allstate on behalf of ILIC.

                           PAYMENT.

Within thirty (30) days after the end of each calendar quarter, Allstate will submit to ILIC, via an intercompany settlement process, a statement of the charges due from ILIC to Allstate in the preceding calendar quarter, including charges not included in any previous statements, and, unless such amount is disputed by ILIC, any balance payable or to be refunded as shown in such statement shall be paid or refunded within thirty (30) days following receipt of such statement by ILIC.

                  If ILIC objects to any determination of the amount owed by ILIC, it shall so advise Allstate within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to ILIC and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to Allstate and ILIC, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by Allstate and ILIC.

                           STANDARD OF CARE.

The parties shall use that degree of ordinary care and reasonable diligence in the performance of services hereunder that an experienced and qualified provider of similar services under a similar services agreement would use acting in like circumstances and familiar with such matters and in accordance with such additional standards as may be adopted by ILIC from time to time and communicated to Allstate, including industry standards and applicable laws. Furthermore, the parties agree to maintain backup systems and contingency plans to assure that work stoppages, fires, riots, equipment, utility or transmission failures, shortage or damage, acts of God or other similar occurrences do not jeopardize the integrity of the data maintained on behalf of the other party. Each party warrants it will maintain such systems in conformity with corporate and prudent business standards.

                    ACCOUNTING RECORDS AND DOCUMENTS; AUDIT.

Allstate shall be responsible for maintaining full and accurate accounts and records of all services rendered and facilities used pursuant to this Agreement in accordance with applicable laws and regulations, including, but not limited to, New York Insurance Department Regulation 152, and such additional information as ILIC may reasonably request for purposes of its internal bookkeeping and accounting operations. Allstate shall keep copies of such accounts and records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying (at ILIC's expense) by ILIC and persons authorized by it or any governmental agency having jurisdiction over ILIC during all reasonable business hours and ILIC shall maintain copies of such accounts and records at its home office in New York.

                  With respect to accounting and statistical records prepared by Allstate by reason of its performance under this Agreement, such records shall be delivered to ILIC within thirty (30) days from the end of the month to which the records pertain or otherwise kept available at the offices of ILIC pursuant to New York Insurance Department Regulation 152 (11 NYCRR Part 243).
                  ILIC and persons authorized by it or any governmental agency having jurisdiction over ILIC shall have the right, at ILIC's expense, to conduct an audit of the relevant books, records and accounts of Allstate upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, Allstate shall give to the party requesting the audit reasonable cooperation and access to all books, records and accounts necessary to audit.

                           RECORDS AND DOCUMENTS.

All books, records, and files established and maintained by Allstate by reason of its performance under this Agreement which, absent this Agreement, would have been held by ILIC, shall: (i) be deemed the property of ILIC; (ii) be maintained in accordance with applicable law and regulation, including, but not limited to, Regulation 152 and (iii) be subject to examination at all times by ILIC and persons authorized by it or any governmental agency having jurisdiction over ILIC.

                  With respect to documents which would otherwise be held by ILIC and which may be obtained by Allstate in performing under this Agreement, Allstate shall deliver such documents to ILIC within thirty (30) days of their receipt by Allstate or otherwise kept available at the offices of the ILIC pursuant to Regulation 152, except where continued custody of such original documents is necessary to perform hereunder. Allstate shall, at Allstate's expense, deliver to ILIC within 48 hours any and all documents requested by ILIC or by any governmental agency having jurisdiction over ILIC.

                           RIGHT TO CONTRACT WITH THIRD PARTIES.

Nothing herein shall be deemed to grant Allstate an exclusive right to provide services to ILIC, and ILIC retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by ILIC pursuant to this Agreement.

                           CONTACT PERSON(S).

ILIC and Allstate each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix A. Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person.


                           TERMINATION.

This Agreement shall remain in effect until terminated by either Allstate or ILIC upon giving thirty (30) days or more advance written notice, provided that if on the date of termination ILIC is an affiliate of Allstate, ILIC shall have the right to elect to continue to receive data processing services and/or to continue to utilize data processing facilities and related software so long as it remains an affiliate of Allstate, not to exceed one year from the date of such notice. Upon termination, Allstate shall promptly deliver to ILIC all books and records that are, or are deemed by this Agreement to be, the property of ILIC.

                  Application software and all copies thereof developed by Allstate for ILIC's use shall become, and that developed by ILIC and provided to Allstate for ILIC's exclusive use shall remain, the property of ILIC in perpetuity. To the extent allowed by applicable law, ILIC shall have the same rights as Allstate in any other software or copies thereof obtained by Allstate under license from third party vendors. ILIC may purchase other software or copies thereof from third party vendors for its exclusive use on Allstate's equipment if ILIC so desires. Allstate agrees that any software or copies thereof purchased by ILIC and used by Allstate in connection with this Agreement shall remain the property of ILIC.

SETTLEMENT ON COMPLETE TERMINATION. No later than thirty (30) days after the effective date of termination of this Agreement, Allstate shall deliver to ILIC a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed or to be refunded hereunder shall be due and payable within thirty (30) days of receipt of such statement.


                           ASSIGNMENT.

This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns, respectively.


                           GOVERNING LAW.

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that State without regard to principles of conflict of laws.

                           ARBITRATION.

Any unresolved dispute or difference between the parties arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof. The award rendered by the arbitrator shall be final and binding upon the parties, and judgment upon the award may be entered in any Court having jurisdiction thereof. The arbitration shall take place in New York, New York.

                           INDEMNIFICATION.

ILIC and Allstate agree to hold each other harmless and to indemnify each other against any and all extra-contractual liability and any related loss, damage, expense, costs, cause of action, demand, penalty, fine or claim (including cost of litigation or administrative proceeding and counsel fees) arising out of or related to any of the services provided hereunder to the extent the same are caused by the act or failure to act of the indemnifying party.

                           NOTICE.

All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, telex or telecopier, addressed:

                                    If to Allstate, to:
                                    Allstate Life Insurance Company
                                    3100 Sanders Road, Suite M4A
                                    Northbrook, Illinois  60062-7127
                                    Attention:  Ronald Johnson
                                    Phone:  (847) 402-4101
                                    Facsimile:  (847) 402-4361

                                    with a concurrent copy to:

                                    Allstate Insurance Company
                                    2775 Sanders Road, Suite A8
                                    Northbrook, Illinois 60062-7127
                                    Attention:  Megan McEnroe
                                    Phone: (847) 402-2356
                                    Facsimile: (847) 402-0158

A.       If to ILIC, to:

                                    Intramerica Life Insurance Company
                                    c/o Charter National Life Insurance Company
                                    8301 Maryland Avenue
                                    St. Louis, Missouri  63101
                                    Attention:  Sales Miller
                                    Phone: (314) 854-4526
                                    Facsimile: (314) 725-7191

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

                           ENTIRE AGREEMENT.

This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby.

                           SECTION HEADINGS.

Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                           COUNTERPARTS.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized to do so, as of the date and year first above written.

ALLSTATE INSURANCE COMPANY

By:
         Name:
         Title:



INTRAMERICA LIFE INSURANCE COMPANY

By:
         Name:
         Title:

                                   APPENDIX A



CONTACT PERSON(S) FOR ALLSTATE:

         Allstate Life Insurance Company
         3100 Sanders Road, Suite M4A
         Northbrook, Illinois  60062-7127
         Attention:  Ronald Johnson
         Phone:  (847) 402-4101
         Facsimile:  (847) 402-4361

         with a concurrent copy to:

         Allstate Insurance Company
         2775 Sanders Road, Suite A8
         Northbrook, Illinois 60062-7127
         Attention: Megan McEnroe
         Phone:  (847) 402-2356
         Facsimile:  (847) 402-0158

CONTACT PERSON(S) FOR ILIC:

         Intramerica Life Insurance Company
         c/o Charter National Life Insurance Company
         8301 Maryland Avenue
         St. Louis, Missouri  63101
         Attention: Sales Miller
         Phone:  (314) 854-4526
         Facsimile:  (314) 725-7191

8(h) Form of Investment Advisory Agreement between Intramerica Life Insurance Company and Allstate Insurance Company




                          INVESTMENT ADVISORY AGREEMENT

     This Investment Advisory Agreement (this "Agreement") is made as of the 1st day of July, 1999 ("Effective Date"), by and between Allstate Insurance Company, an Illinois insurance company ("Allstate") and Intramerica Life Insurance Company, a New York insurance company ("ILIC").

     WHEREAS, ILIC is an indirect subsidiary of Allstate; and

     WHEREAS, Allstate has extensive experience in the management of portfolios of insurance companies; and

     WHEREAS, Allstate and ILIC desire to contract for the rendering of investment advisory services and advice by Allstate to ILIC with respect to the investment portfolio maintained by ILIC, subject to the terms and conditions hereinafter set forth; and

     WHEREAS, Allstate and ILIC contemplate that such an arrangement will achieve certain operating economies and improve services to the benefit of Allstate, ILIC, and ILIC's insureds; and

     WHEREAS, Allstate and ILIC wish to assure that all charges for services incurred hereunder are reasonable; and

     WHEREAS, Allstate and ILIC wish to identify the services to be rendered to ILIC by Allstate and to provide a formula for determining the charges to be made to ILIC;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Allstate and ILIC agree as follows.

     APPOINTMENT. ILIC hereby appoints Allstate as the investment advisor and manager of its investment assets (the "Account") and grants Allstate the power and authority to advise, manage, and direct the investment and reinvestment of the assets of the Account for the period and on the terms and conditions set forth in this Agreement, subject to the supervision of the Board of Directors of ILIC (the "Board"). Such activities shall be conducted subject to and in accordance with the investment objectives, restrictions, and strategies set forth in Exhibit A attached hereto, in investment objectives that are not inconsistent with Exhibit A that are adopted by the Board, and in accordance with such other limitations and guidelines that are not inconsistent with Exhibit A as may be established from time to time for the Account by the Board (such investment objectives, restrictions, strategies, limitations, and guidelines herein referred to collectively as the "Investment Guidelines"). Allstate hereby accepts such responsibility and agrees during such period to render the services and to assume the obligations herein set forth.

     ALLSTATE AS AGENT. ILIC shall retain responsibility, authority and control with respect to the management and investment of the Account and shall supervise the activities of Allstate with respect to the Account. Subject to the foregoing and to the Investment Guidelines, Allstate shall, for purposes of this Agreement, be granted and exercise full investment discretion and authority in buying, selling or otherwise disposing of or managing the investment of the assets held in the Account and in the performance of the services rendered hereunder, and shall do so as ILIC's agent only. ILIC hereby authorizes Allstate to exercise all such powers with respect to the assets of the Account as may be necessary or appropriate for the performance by Allstate of its obligations under this Agreement, subject to the supervision of the Board and the limitations contained herein. All investments made by Allstate on behalf of ILIC shall be in those classes of investments prescribed by Section 1405 of the New York Insurance Law or as otherwise permitted ILIC by law; provided, however, that nothing contained herein shall authorize Allstate to purchase or dispose of on ILIC's behalf without ILIC's prior written approval any mortgages or any interest in real property.

     INVESTMENT ADVISORY SERVICES. In furtherance of the foregoing, and in carrying out its obligations to manage the investment and reinvestment of the assets in the Account, Allstate shall, as appropriate and consistent with the Investment Guidelines:

                    (a) perform research and obtain and evaluate such information relating to the economics, industries, businesses, markets and new investment structures, techniques, practices, and financial data as Allstate deems appropriate in its discharge of its duties under this Agreement;

                    (b) consult with and furnish to the Board recommendations with respect to overall investment strategies for the Account;

                    (c) seek out and implement specific investment opportunities, consistent with such overall investment strategies approved by the Board, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing the investment of the assets of the Account, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

                    (d)  regularly  report  to the  Board  with  respect  to the implementation of investment strategies and any other activities in connection with management of the Account's assets, including furnishing to the Board, within 15 days after the end of each quarter, a summary of investment activity during the quarter, and a schedule of investments and other assets of the Account as of the end of the quarter;

                    (e) maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for the Account;

                    (f) determine the securities to be purchased or sold by the Account and place orders either directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer that Allstate selects; and

                    (g) perform the services hereunder in a manner consistent with investment objectives and policies of ILIC as detailed in the Investment Guidelines, as amended from time to time, and in compliance with the provisions of the New York Insurance Law, as amended.

     ALLOCATION OF BROKERAGE. Allstate is authorized in its sole discretion to select the brokers or dealers that will execute the purchases and sales of securities for the Account. In making such selection, Allstate shall use its best efforts to obtain for the Account the most favorable net price and execution available taking into account all appropriate factors, including price, dealer spread or commission, if any, and size and difficulty of the transaction.

     If, in the judgment of Allstate, ILIC should be benefitted by supplemental investment research, Allstate is authorized, but not obligated, to select brokers or dealers on the basis of research information, materials, or service furnished by them to Allstate to use in supplementing Allstate's own information and in making investment decisions for the Account. The expenses of Allstate and the charges to ILIC may not necessarily be reduced as a result of receipt of such supplemental information. Subject to the above requirements, nothing shall prohibit Allstate from selecting brokers or dealers with which it or ILIC are affiliated.

     SERVICE TO OTHER CLIENTS. ILIC acknowledges that Allstate may perform services for clients other than ILIC which are similar to the services to be performed pursuant to this Agreement, and that Allstate is free to do so provided that its services pursuant to this Agreement are not in any way impaired. ILIC agrees that Allstate may provide investment advice to any of its other clients that may differ from advice given to ILIC, or take action with respect to assets owned by it or its other clients that may differ from the action taken with respect to the Account and/or assets held therein, so long as Allstate, to the extent reasonable and practicable, allocates investment opportunities to the Account on a fair and equitable basis relative to Allstate's other clients. It is understood that Allstate shall have no obligation to purchase or sell, or to recommend for purchase or sale for the Account, any security, which Allstate, its affiliates, employees or agents may purchase or sell for its or their own accounts or for the account of any other client, if, in the opinion of Allstate, such transaction or investment appears unsuitable, impractical or undesirable for the Account. It is agreed that Allstate may use any supplemental investment research obtained for the benefit of ILIC in providing investment advice to its other clients or its own accounts. Conversely, such supplemental information obtained by the placement of business for Allstate or other entities advised by Allstate will be considered by and may be useful to Allstate in carrying out its obligations to ILIC.

     ALLOCATION OF TRADES. It is acknowledged that securities held by ILIC may also be held by separate investment accounts or other funds for which Allstate may act as a manager or by Allstate or its other affiliates. If purchases or sales of securities for ILIC or other entities for which Allstate or its affiliates act as investment manager arise for consideration at or about the same time, ILIC agrees that Allstate may make transactions in such securities, insofar as feasible, for the respective entities in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of Allstate during the same period may increase the demand for securities being purchased or the supply of securities being sold, ILIC recognizes that there may be an adverse effect on price.

     It is agreed that, on occasions when Allstate deems the purchase or sale of a security to be in the best interests of ILIC as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for ILIC with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by Allstate in the manner it considers to be most equitable and consistent with its obligations to ILIC and to such other accounts or companies. ILIC recognizes that in some cases this procedure may adversely affect the size of the position obtainable for ILIC.

     CONTRACTS; AUTHORIZED SIGNATORIES. Allstate shall have the full power, right and authority, as ILIC's agent, in accordance with this Agreement and the Investment Guidelines, to negotiate, apply for, enter into, execute, deliver, amend, modify and/or terminate legal documents of every kind and nature relating to or required by the investment of the assets of the Account. All such documents may be entered into in ILIC's name or in Allstate's name (as agent for ILIC), as Allstate shall determine, and all such documents shall be legally binding on ILIC. Those certain employees and officers of Allstate who are authorized to execute transactions and sign documentation pursuant to the Policies and Procedures and Investment guidelines adopted by the Investment Committee of Allstate, as they may be amended from time to time, shall also be authorized to the same extent to execute transactions and sign documentation on behalf of ILIC and/or Allstate in connection with transactions entered into on behalf of the assets of the Account pursuant to this Agreement.

     COMPLIANCE WITH LEGAL REQUIREMENTS. Allstate shall make all reasonable efforts to comply with and cause to be complied with all applicable laws, rules, and regulations of the State of New York, and any federal, state or municipal authority governing this Agreement, the services rendered hereunder, the Account and the assets held therein. Without limiting the foregoing, Allstate shall comply with all securities laws and other laws applicable to the services provided under this Agreement.

     TRANSACTION PROCEDURES. The assets of the Account are or will be held in custody in the State of New York by the bank custodian(s) appointed by ILIC from time to time. Allstate shall not act as custodian for the assets of the Account and shall not under any circumstances have or be deemed to have ownership, custody or physical control of any of the assets of the Account. Allstate may, however, issue instructions to, and communicate with, the bank custodian for the Account as may be necessary and appropriate in connection with provision of its services pursuant to this Agreement. At the option of Allstate, instructions by Allstate to the bank custodian may be made orally or by computer, electronic instruction systems or telecommunications terminals. Allstate will confirm that the bank custodian has effected such instructions either by access to the bank's computerized identification system or by telephonic confirmation. The bank custodian will confirm with Allstate receipt of trade instructions orally or by computer for the Account. Allstate will instruct all brokers, dealers and counterparties executing orders on behalf of the assets of the Account to forward to Allstate and ILIC copies of all confirmations. In the event Allstate receives and collects monies for the account of ILIC, Allstate will not commingle such monies with its own, but will deposit such monies in an appropriate ILIC account.

     STANDARD OF PERFORMANCE. Allstate shall discharge its duties hereunder at all times in good faith and with that degree of prudence, diligence, care and skill which a prudent person rendering services as an institutional investment manager and adviser would exercise under similar circumstances. The provisions of this Agreement shall not be interpreted to imply any obligation on the part of Allstate to observe any standard of care other than as set forth in this
Section 10.

     RECORDKEEPING. Allstate shall keep and maintain an accurate and detailed accounting of each transaction concerning the assets of the Account and of all receipts, disbursements, and other transactions relating to the purchase and sale transactions arising hereunder. All such records shall be kept in accordance with applicable laws and regulations, including, but not limited to, New York Insurance Department Regulation 152. Allstate acknowledges that all such records shall be the property of ILIC and shall be made available, within five (5) business days of a written request, to ILIC, its accountants, auditors or other representatives of ILIC for inspection and/or copying (at ILIC's expense) during regular business hours. In addition, Allstate will provide any materials, reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of ILIC or as may be required by any governmental agency with jurisdiction thereunder.

     Allstate further agrees to prepare and furnish to ILIC and to other persons designated by ILIC, at such regular intervals and other times as may be specified by ILIC from time to time (a) such balance sheets, income and expense statements and other financial statements and reports, and (b) such other statements, reports and information, in each case regarding the assets of the Account as ILIC shall from time to time reasonably direct.

     In the event ofI termination for any reason, all such records shall be returned promptly to ILIC, free from any claim or retention of rights by Allstate.

     LIABILITY OF ALLSTATE. In the absence of Allstate's willful or negligent misconduct (or the willful or negligent misconduct of its officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with Allstate or retained by it to perform or assist in the performance of its obligations under this Agreement), neither Allstate nor any of its officers, directors, employees or agents shall be subject to liability to ILIC for any act or omission in the course of, or connected with, rendering services hereunder.

     INDEPENDENT CONTRACTOR. Allstate shall for all purposes be deemed to be an independent contractor. Allstate shall have no power or authority to bind ILIC or to assume or create an obligation or responsibility, express or implied, on behalf of ILIC, nor shall it represent to anyone that it has such power or authority, except as expressly provided in this Agreement. Nothing in this Agreement shall be deemed to create a partnership between or among the parties, whether for purposes of taxation or otherwise.

     CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Allstate utilizes its personnel to perform services for ILIC pursuant to this Agreement, such personnel shall at all times remain employees of Allstate subject solely to its direction and control, and Allstate shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions, and tax obligations. No facility of Allstate used in performing services for ILIC shall be deemed to be transferred, assigned, conveyed, or leased by performance or use pursuant to this Agreement.

     FEES. ILIC agrees to reimburse Allstate for services provided by Allstate to ILIC pursuant to this Agreement. The charge to ILIC for such services shall be at cost. Cost shall mean Allstate's actual costs and expenses fairly attributable to this Agreement.

     Subject to New York Insurance Department Regulation 33, the bases for determining such charges to ILIC shall be those used by Allstate for internal cost distribution including, where appropriate, time records prepared at least annually for this purpose.

     Cost analyses will be made at least annually by Allstate to determine, as closely as possible, the actual cost of services rendered to ILIC hereunder. Allstate shall forward to ILIC the information developed by these analyses, and such information shall be used to develop bases for distribution of expenses which more currently reflect the actual incidence of costs incurred by Allstate on behalf of ILIC.

     The fees provided for in this Section 15 are exclusive of any fees charged or to be charged by any custodian under a separate custody agreement. ILIC agrees that Allstate may direct custodians of the Account to make direct payment of fees due hereunder.

     PAYMENT. Within thirty (30) days after the end of each month, Allstate shall submit to ILIC, via an intercompany settlement process, a statement of the amount owed by ILIC for services pursuant to this Agreement in that month, and, unless such amount is disputed by ILIC, ILIC shall pay to Allstate within thirty
(30) days following receipt of such statement the amount set forth in the statement.

     If ILIC objects to any determination of the amount owed by ILIC, it shall so advise Allstate within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to ILIC and shall, within a reasonable time, submit such determination together with the basis therefor, in writing to Allstate and ILIC, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by Allstate and ILIC.

     CONTACT PERSON(S). ILIC and Allstate each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix A. Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

     TERMINATION. This Agreement shall remain in effect until terminated by either Allstate or ILIC upon giving thirty (30) days or more advance written notice. Upon termination, Allstate shall promptly deliver to ILIC all books and records that are, or are deemed by this Agreement to be, the property of ILIC.

     SETTLEMENT ON TERMINATION. No later than thirty (30) days after the effective date of termination of this Agreement, Allstate shall deliver to ILIC a detailed written statement for all fees due and not included in any previous statement to the effective date of termination. The amount owed shall be due and payable within thirty (30) days of receipt of such statement.

     ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto without the prior written consent of the other party, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants, and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns, respectively.

     GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that State without regard to principles of conflict of laws.

     CONFIDENTIALITY. ILIC agrees to give Allstate any information in its possession which ILIC deems relevant to the suitability of the investment strategy implemented by Allstate, including information on ILIC's liabilities, whether this information becomes known before or after the adoption of the strategy. Allstate shall keep any information it obtains about ILIC's business or investment objectives and results in confidence.

     ARBITRATION. An unresolved dispute or difference between the parties arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof. The award rendered by the arbitrator shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitration shall take place in New York, New York.

     NOTICE. All notices, statements, or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, telex or telecopier, addressed (a) If to Allstate, to:

                                    Allstate Insurance Company
                                    3075 Sanders Road
                                    Northbrook, Illinois 60062-7127
                                    Attention: Investment Law (Suite G5A)
                                    Phone: (847) 402-6146
                                    Facsimile: (847) 402-6649

                  with concurrent copy to:

                                    Allstate Insurance Company
                                    3075 Sanders Road
                                    Northbrook, Illinois  60062-7127
                                    Attention: Investment Department (Suite G3A)
                                    Phone: (847) 402-7633
                                    Facsimile: (847) 402-3092

(a)                                 If to ILIC, to:

                                    Intramerica Life Insurance Company
                                    c/o Charter National Life Insurance Company
                                    8301 Maryland Avenue
                                    St. Louis, Missouri  63101
                                    Attention: Sales Miller
                                    Phone: (314) 451-4526
                                    Facsimile: (847) 725-7191

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     ENTIRE AGREEMENT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby.

     SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized to do so, as of the date and year first above written.

                                            ALLSTATE INSURANCE COMPANY



                                            BY
                                              Name:
                                              Title:



                                            INTRAMERICA LIFE INSURANCE COMPANY



                                            BY
                                              Name:
                                              Title:

                                    EXHIBIT A

                     INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS


Allstate will have full discretion to invest and reinvest the funds made available to it for that purpose by ILIC as follows:

Investment Objectives


ILIC's investment objective is to obtain as high a level of current interest income as is consistent, in the view of Allstate, with preservation of investment capital. There are market risks inherent in all investments in securities, and there can be no assurance that Allstate will achieve this objective. The primary objective of preserving capital will preclude realization of the highest available income yields.

Investment Policies


Allstate will seek to achieve the above-stated objective by investing in a diversified portfolio of securities. In selecting securities for this portfolio, Allstate will seek the highest available yields consistent with the rating standards and other policies stated herein.
Portfolio securities will be selected pursuant to the following fundamental investment policies:

         CASH BALANCES. Cash balances occurring pending permanent investment will be invested in high grade, corporate commercial paper. The corporate paper must have the highest rating by one or more of the nationally recognized rating organizations. Other acceptable short-term investments include U.S. Treasury bills and notes, certificates of deposit, time deposits, bankers acceptances and money market funds. CORPORATE BONDS. The purchases of corporate bonds will include bonds, notes, debentures and other evidences of indebtedness issued, assumed or guaranteed by a corporation incorporated under the laws of the United States of America, of any state, district or territorial possession thereof or of the Dominion of Canada or any province thereof; provided that the bonds are rated class 1 or 2 by the Securities Valuation Office ("SVO") of the National Association of Insurance Commissioners ("NAIC").

         GOVERNMENT OBLIGATIONS. The purchase of government obligations will include bonds, notes, bills and other evidences of indebtedness issued, assumed or guaranteed by the U.S. Government, its agencies or instrumentalities or of any state or municipality thereof or of the Dominion of Canada or any province thereof; provided the bonds are rated class 1 or 2 by the SVO of the NAIC. MORTGAGE-BACKED SECURITIES. The purchase of mortgage-backed securities will include obligations issued by:

                  The Government National Mortgage Association (GNMA) The Federal National Mortgage Association (FNMA) The Federal Home Loan Mortgage Corporation (FHLMC) FHA and VA insured or guaranteed loans, or any other government guaranteed loans.

         EQUITY SECURITIES. Equity securities are defined to include preferred stocks, mutual funds shares or common stocks which are traded on a national stock exchange, provided that the preferred stocks are rated class 1 or 2 by the SVO of the NAIC.

Investment Restrictions


In the course of its investment management activity for ILIC, Allstate MAY NOT engage in or execute transactions in any of the following:

         Borrow money for any purpose on behalf of ILIC. Pledge, mortgage or hypothecate the assets of ILIC.
         Purchase the securities of any non-government issuer if, as a result, more than 10% of the total assets of the portfolio would be invested in the securities of the issuer.
         Invest more than 25% of the portfolio, measured at the time of investment, in a single industry. For the purpose of this restriction, mortgage-backed securities do not constitute an industry.
         Enter into any  investment  which would violate the New York  Insurance
Law.

         Purchase or sell investments, other than portfolio investments listed in policies 1 through 5 under Investment Policies above, without the prior written approval of ILIC.

                                   Appendix A


CONTACT PERSON(S) FOR ALLSTATE:

(a)               If to Allstate, to:

                               Allstate Insurance Company
                               3075 Sanders Road
                               Northbrook, Illinois 60062-7127
                               Attention: Investment Law (Suite G5A)
                               Phone: (847) 402-6146
                               Facsimile: (847) 402-6649

                  with concurrent copy to:

                           Allstate Insurance Company
                               3075 Sanders Road
                               Northbrook, Illinois  60062-7127
                               Attention: Investment Department (Suite G3A)
                               Phone: (847) 402-7633
                               Facsimile: (847) 402-3092


CONTACT PERSON(S) FOR ILIC:

                               Intramerica Life Insurance Company
                               c/o Charter National Life Insurance Company
                               8301 Maryland Avenue
                               St. Louis, Missouri  63101
                               Attention: Sales Miller
                               Phone: (314) 451-4526
                               Facsimile: (847) 725-7191

8(i) Form of Expense Allocation Agreement between Intramerica Life Insurance Company and Allstate Life Insurance Company of New York




                                       -1-

                          EXPENSE ALLOCATION AGREEMENT


Agreement entered into as of the 1st day of July, 1999, by and between Allstate Life Insurance Company of New York ("Allstate"), a New York insurance company and Intramerica Life Insurance Company ("ILIC"), a New York insurance company.

     WHEREAS, Allstate is an affiliate of ILIC; and

     WHEREAS, Allstate has agreed to provide and make available to ILIC the services of its clerical personnel and also office space and use of equipment;

     NOW,  THEREFORE,  it is agreed  by and  between  the  parties  as  follows:
Allstate agrees to provide and make available to ILIC the use of such office equipment as Allstate possesses from time to time at the offices referred to below, in connection with the business operations of ILIC. Allstate shall also provide to ILIC the use of an undivided portion of Allstate's office space, currently located at One Allstate Drive, Farmingville, New York. In addition, Allstate shall provide clerical services to ILIC. The services of clerical personnel, equipment and office space to be provided to ILIC by Allstate under this Agreement shall be provided in a professional manner.

     Whenever Allstate provides its personnel to perform services for ILIC pursuant to this Agreement, such personnel shall at all times remain employees of Allstate subject solely to its direction and control, and Allstate shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations. No facility of Allstate used in performing services for or subject to use by ILIC shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

     Allstate, pursuant to New York Insurance Department Regulation 33 ("Regulation 33"), shall determine and allocate to ILIC the costs and expenses of providing the equipment and office space. Such costs and expenses shall be allocated based upon the allocation of the costs of personnel in accordance with paragraph 4 below.

     For as long as this Agreement remains in effect, any and all services of personnel which are made available by Allstate to ILIC shall, in accordance with Regulation 33, be provided at cost. Cost shall mean Allstate's actual costs and expenses fairly attributable to this Agreement, and shall include salaries and benefits, space rental and other overhead expenses, electricity, heat, water, building maintenance services, furniture and other office equipment, supplies and special equipment such as reference libraries, electronic data processing equipment and the like.

     Cost analyses will be made at least annually by Allstate to determine, as closely as possible, the actual costs and expenses fairly attributable to ILIC hereunder. Allstate shall forward to ILIC the information developed by these analyses, and such information shall be used to develop bases for the distribution of expenses which more currently reflect the actual incidence of costs incurred by Allstate on behalf of ILIC. The separate books, accounts and records of each party to this Agreement shall be so maintained as to clearly and accurately disclose the nature and details of each transaction undertaken, including such accounting information as is necessary to support the reasonableness of the cost reimbursement charges made hereunder.

     Allstate shall make such allocations to ILIC, as required and shall bill ILIC for the allocated costs and expenses on a quarterly basis, within 30 days after the last day of each quarter. Unless such amount is disputed by ILIC, ILIC shall pay Allstate within thirty (30) days following receipt of such statement the amount set forth in the statement.

     If ILIC objects to any determination of the amount owed by ILIC, it shall so advise Allstate within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to ILIC and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to Allstate and ILIC, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by Allstate and ILIC.

     Allstate and ILIC agree that each of them may at any time demand and receive copies of any and all documents, materials, papers, books and records of any kind, pertaining to the allocation of personnel, office space and equipment expenses to their respective operations. All such documents, materials, papers, books and records will be maintained in accordance with New York Insurance Department Regulation 152, made available to either party hereto for inspection during all reasonable business hours and be maintained to clearly and accurately reflect the charges under this Agreement. If any regulatory body shall request any records or data of any kind relating to either of the parties under this Agreement, the parties agree that such records or data shall be made available forthwith.

     Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in New York City in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered may be entered in the highest court of the forum, state or federal, having jurisdiction.

     This Agreement shall remain in effect unless and until terminated by either party giving at least 30 days prior written notice mailed to the other party by certified or registered mail, return receipt requested. No later than thirty
(30) days after the effective date of termination of this Agreement, Allstate shall deliver to ILIC a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed or to be refunded hereunder shall be due and payable within thirty
(30) days of receipt of such statement.

     This Agreement may not be assigned by either party without the prior written consent of the other party

     Any amendment or modification of this Agreement shall be in writing, signed by both parties.

     ILIC and Allstate each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix A. Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person.

     All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, telex or telecopier, addressed:

                           a.  If to Allstate, to:
                               Allstate Life Insurance Company of New York
                               One Allstate Drive
                               Farmingville, New York 11738-9095
                               Attention: Chief Administrative Officer
                               Phone: (516) 451-5301
                               Phone: (516) 451-5329

                           b.  If to ILIC, to:

                               Intramerica Life Insurance Company
                               c/o Charter National Life Insurance Company
                               8301 Maryland Avenue
                               St. Louis, Missouri  63101
                               Attention: Sales Miller
                               Phone: (314) 854-4526
                               Facsimile: (314) 725-7191

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that State without regard to principles of conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.


                                      ALLSTATE LIFE INSURANCE COMPANY
                                               OF NEW YORK



                                      By:
                                      Name:
                                      Title:



                                     INTRAMERICA LIFE INSURANCE COMPANY



                                     By:
                                     Name:
                                     Title:

                                   APPENDIX A



CONTACT PERSON(S) FOR ALLSTATE:

         Allstate Life Insurance Company of New York
         One Allstate Drive
         Farmingville, New York  11738-9095
         Attention: Chief Administrative Officer
                                    Phone:           (516) 451-5301
                                    Facsimile:       (516) 451-5329


CONTACT PERSON(S) FOR ILIC:

         Intramerica Life Insurance Company
         c/o Charter National Life Insurance Company
         8301 Maryland Avenue
         St. Louis, Missouri  63101
         Attention: Sales Miller
                                    Phone:           (314) 451-4526
                                    Facsimile:       (314) 725-7191